Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter 2024 Financial Results

Net sales of $116.7 million

Inventory composition is healthy with 93% in current products

Strong financial condition with $196 million of liquidity

Updated Fiscal 2024 outlook for Net Sales, EPS and Adjusted EBITDA

MOUNT HOREB, WI – May 30, 2024 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal first quarter ended April 28, 2024.

Summary of the First Quarter Ended April 28, 2024

•	Net sales of $116.7 million compared to $123.8 million in the prior year first quarter

•	Quarter-end inventory composition healthy, down 5.9% compared to prior year first quarter

•	Net loss of $7.9 million and Adjusted EBITDA[1] of $1.8 million

[1]	See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO, Sam Sato commented, “Despite some key quarter wins, we are not satisfied with our first quarter results which fell short of our internal expectations. Our top-line quarter performance, at a decline of 5.7%, was hampered by challenging traffic and a sub-par in-stock position following stronger than expected unit selling late in the fourth quarter. We took swift action to improve our in-stock position in core items, which improved throughout the quarter and into the second quarter to date.

On a lighter note, during the quarter we furthered our emotional connection and awareness with both existing and new customers with the launch of a successful underwear trade up event, which drove a store traffic increase of 50% on the day of the event with more than one third of the trade ups coming from women. We also launched our #showusyourbibs social media campaign which garnered tremendous buzz and supported continued growth in women’s-only buyers.”

Sato concluded, “I am pleased with the progress we’re making against our longer-term strategic initiatives. Our focus for 2024 remains on accelerating the operational improvements of the strategic roadmap, expanding our pipeline of new and innovative products, optimizing our marketing mix, improving gross profit margin rates, and controlling what we can control by prudently managing expenses and inventories.”

Operating Results for the First Quarter Ended April 28, 2024

Net sales decreased 5.7% to $116.7 million, compared to $123.8 million in the same period a year ago. Direct to-consumer net sales decreased by 5.1% to $75.4 million primarily driven by a decline in site visits compared to the prior year. Retail store net sales decreased by 6.8% to $41.2 million due to slower store traffic, partially offset by strong conversion rates.

Gross profit decreased to $61.6 million, or 52.8% of net sales, compared to $65.7 million, or 53.0% of net sales, in the corresponding prior year period. While new product cost came in better than expected, we are seeing a delay in impact to gross margin rate as we sell through older, higher cost inventory.

Selling, general and administrative expenses increased 0.6% to $70.6 million, compared to $70.2 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses deleveraged to 60.5%, compared to 56.7% in the corresponding prior year period mainly driven by higher fixed costs and depreciation from foundational strategic investments, partially offset by efficiencies across logistics and the fulfillment center network.

Balance Sheet and Liquidity

The Company ended the quarter with $6.8 million of cash and cash equivalents, net working capital of $75.9 million, $11.0 million outstanding on the Duluth Trading $200 million revolving line of credit and $195.8 million of liquidity.

Updated Fiscal 2024 Outlook

The Company is updating its fiscal 2024 outlook as follows:

•	Net sales of approximately $640 million

•	Adjusted EBITDA[1] of approximately $39 million

•	EPS of approximately ($0.22) per diluted share

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $25 million

[1]	See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, May 30, 2024 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through June 7, 2024: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 2264991

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10183402/fab2d33666 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three months ended April 28, 2024, versus the three months ended April 30, 2023.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Updated Fiscal 2024 Outlook” are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2024 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions in our e-commerce platform; effectively adapting to new challenges associated with our expansion into new geographic markets; our ability to meet customer delivery time expectations; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods;

our ability to secure the personal and/or financial information of our customers and employees; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

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DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	April 28, 2024	January 28, 2024	April 30, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$6,799	$32,157	$9,210
Receivables	10,572	5,955	6,437
Income tax receivable	84	617	—
Inventory, net	136,434	125,757	144,969
Prepaid expenses & other current assets	17,537	16,488	15,918

Total current assets	171,426	180,974	176,534
Property and equipment, net	126,526	132,718	122,812
Operating lease right-of-use assets	117,400	121,430	128,436
Finance lease right-of-use assets, net	38,432	40,315	46,474
Available-for-sale security	4,798	4,986	5,416
Other assets, net	9,629	9,020	8,591
Deferred tax assets	3,172	1,010	136

Total assets	$471,383	$490,453	$488,399

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$37,419	$51,122	$36,123
Accrued expenses and other current liabilities	26,366	30,930	30,921
Income taxes payable	—	—	1,423
Current portion of operating lease liabilities	16,619	16,401	15,713
Current portion of finance lease liabilities	3,253	3,149	2,885
Duluth line of credit	11,000	—	—
Current maturities of TRI long-term debt[1]	867	847	787

Total current liabilities	95,524	102,449	87,852
Operating lease liabilities, less current maturities	102,188	106,413	114,019
Finance lease liabilities, less current maturities	33,435	34,276	36,688
TRI long-term debt, less current maturities[1]	24,933	25,141	25,726

Total liabilities	256,080	268,279	264,285
Shareholders’ equity:
Treasury stock	(2,121)	(1,738)	(1,732)
Capital stock	105,061	103,579	99,968
Retained earnings	115,943	123,816	129,303
Accumulated other comprehensive loss, net	(532)	(427)	(207)

Total shareholders’ equity of Duluth Holdings Inc.	218,351	225,230	227,332
Noncontrolling interest	(3,048)	(3,056)	(3,218)

Total shareholders’ equity	215,303	222,174	224,114

Total liabilities and shareholders’ equity	$471,383	$490,453	$488,399

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	April 28, 2024	April 30, 2023
Net sales	$116,684	$123,759
Cost of goods sold (excluding depreciation and amortization)	55,060	58,108

Gross profit	61,624	65,651
Selling, general and administrative expenses	70,595	70,200

Operating loss	(8,971)	(4,549)
Interest expense	993	934
Other income, net	16	148

Loss before income taxes	(9,948)	(5,335)
Income tax benefit	(2,083)	(1,458)

Net loss	(7,865)	(3,877)
Less: Net income (loss) attributable to noncontrolling interest	8	(8)

Net loss attributable to controlling interest	$(7,873)	$(3,869)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	33,087	32,865

Net loss per share attributable to controlling interest	$(0.24)	$(0.12)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	33,087	32,865

Net loss per share attributable to controlling interest	$(0.24)	$(0.12)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 28, 2024	April 30, 2023
Cash flows from operating activities:
Net loss	$(7,865)	$(3,877)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,251	7,413
Stock based compensation	1,372	990
Deferred income taxes	(2,127)	(1,365)
Loss on disposal of property and equipment	13	—
Changes in operating assets and liabilities:
Receivables	(4,617)	(396)
Income taxes receivable	533	—
Inventory	(10,677)	9,953
Prepaid expense & other current assets	871	84
Software hosting implementation costs, net	(2,617)	(746)
Trade accounts payable	(13,150)	(21,080)
Income taxes payable	—	(338)
Accrued expenses and deferred rent obligations	(4,635)	(4,475)
Other assets	37	(17)
Noncash lease impacts	945	(119)

Net cash used in operating activities	(33,666)	(13,973)

Cash flows from investing activities:
Purchases of property and equipment	(1,525)	(21,392)
Principal receipts from available-for-sale security	48	44

Net cash used in investing activities	(1,477)	(21,348)

Cash flows from financing activities:
Proceeds from line of credit	28,000	10,000
Payments on line of credit	(17,000)	(10,000)
Payments on TRI long term debt	(204)	(186)
Payments on finance lease obligations	(737)	(694)
Payments of tax withholding on vested restricted shares	(383)	(273)
Other	109	136

Net cash provided by (used in) financing activities	9,785	(1,017)

Decrease in cash and cash equivalents	(25,358)	(36,338)
Cash and cash equivalents at beginning of period	32,157	45,548

Cash and cash equivalents at end of period	$6,799	$9,210

Supplemental disclosure of cash flow information:
Interest paid	$993	$934
Income taxes paid	$2	$216
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,392	$1,832

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarter Ended April 28, 2024 and April 30, 2023

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	April 28, 2024	April 30, 2023
(in thousands)
Net loss	$(7,865)	$(3,877)
Depreciation and amortization	8,251	7,413
Amortization of internal-use software hosting subscription implementation costs	1,170	1,270
Interest expense	993	934
Income tax benefit	(2,083)	(1,458)

EBITDA	$466	$4,282
Stock based compensation	1,372	990

Adjusted EBITDA	$1,838	$5,272

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 2, 2025

(Unaudited)

(Amounts in thousands)

Forecasted
Net loss	$(7,400)
Depreciation and amortization	34,000
Amortization of internal-use software hosting subscription implementation costs	5,000
Interest expense	5,550
Income tax expense	(2,400)

EBITDA	$34,750
Stock based compensation	4,250

Adjusted EBITDA	$39,000